Exhibit 99.3

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. [Eastern Time the day before the meeting date] ( [ ] for 401K participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Pinnacle Entertainment, Inc. 3980 Howard Hughes Parkway Las Vegas, Nevada 89169 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Pinnacle Entertainment, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. [Eastern Time the day before the cut-off date or meeting date] ( [ ] for 401K participants). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposal 1, 2 and 3: For 0 Against 0 Abstain 0 1. Adoption of the Agreement and Plan of Merger dated as of December 17, 2017 (as it may be amended from time to time, the merger agreement) by and among Pinnacle Entertainment, Inc. (Pinnacle), Penn National Gaming, Inc. (Penn) and Franchise Merger Sub, Inc., pursuant to which Merger Sub will merge with and into Pinnacle (the merger), with Pinnacle surviving as a wholly owned subsidiary of Penn; For 0 0 Against 0 0 Abstain 0 0 2. Approval of, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Pinnacles named executive officers in connection with the merger; and Approval of the adjournment of the special meeting of Pinnacle stockholders, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement. 3. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 0 For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000352961_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice, Joint Proxy Statement/Prospectus and form of Proxy Card are available at www.proxyvote.com . PINNACLE ENTERTAINMENT, INC. SPECIAL MEETING OF STOCKHOLDERS, [ ], 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Anthony M. Sanfilippo, Carlos A. Ruisanchez and Donna S. Negrotto, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot and in their discretion upon such other matters as may properly come before the meeting, all of the shares of common stock of Pinnacle Entertainment, Inc. that the undersigned is entitled to vote at the special meeting of stockholders thereof to be held at [ ] a.m., local time, on [ ], 2018 at [ ] and at any and all postponements and adjournments thereof, upon the matters listed on the reverse side. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS ON ALL MATTERS LISTED ON THIS PROXY, AND IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY. 0000352961_2 R1.0.1.17